ROSS MILLER

Instructions for Initial List,

Secretary of State

202 North Carson Street

Registered Agent and State

Carson City, Nevada 89701-4201

(775) 684-5708

Business License Application

Website: www.nvsos.gov

ATTENTION:   You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT:  READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION  Filing and payment of the State Business License are now processed by the

Secretary of State’s office.  Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt.  The State Business License fee is $200.00.  A penalty of $100.00 is required for late business license renewals.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.    The NAME and FILE NUMBER of the entity EXACTLY as it is registered with this office.

2.    The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date.  Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.    The name and address of the REGISTERED AGENT and OTHER names and addresses as required on

The list should be entered in the boxes provided on the form.  Limited-Liability Companies MUST

Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.    If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided.

5.    The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

6.    Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State.

Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the

Secretary of State by the close of the business on the due date.  Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late.

Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEE:  The filing fee for an initial list is $125.00, in addition to the State Business License fee.  Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee.

Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS  may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES:  To receive one file stamped copy, please mark the appropriate check box on the list.

Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES:  To order a certified copy, enclose an additional $30.00 and appropriate instructions.   A copy fee

of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE:  Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:

SATELLITE OFFICE:

Regular and Expedited Filings

Expedited Filings Only

Secretary of State

Secretary of State – Las Vegas

Status Division

Commercial Recordings Division

202 North Carson Street

555 East Washington Ave, Suite 5200

Carson City NV  89701-4201

Las Vegas NV  89101

Phone: 775-684-5708

Phone: 702-486-2880

Fax: 775-684-7123

Fax: 702-486-2888

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(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND

STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

VALMIE RESOURCES, INC.

*E0479522011-6*

NAME OF CORPORATION

E0479522011-6

FOR THE FILING PERIOD OF

AUG, 2011

TO      AUG, 2012.  Due by Sep 30, 2011

**YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov**

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

*100101*

NATIONAL REGISTERED AGENTS, INC. OF NV

100101

1000 EAST WILLIAM STREET SUITE 204

CARSON CITY NV 89701

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT:  www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Return one file stamped copy.  (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT:  Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors.  A President, Secretary, Treasurer, or equivalent of and all Directors must be named.  There must be at least one director.  An Officer must sign the form.  FORM WILL BE RETURNED IF UNSIGNED.

2. If there are additional officers, attach a list of them to this form.

3. Return completed form with the filing fee of $125.00 filing fee.  A $75.00 penalty must be added for failure to file this form by the deadline.

4. State business license fee is $200.00.  Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5. Make your check payable to the Secretary of State.

6. Ordering Copies:   If requested above, one file stamped copy will be returned at no additional charge.  To receive a certified copy, enclose an additional $30.00 per certification.  A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies.  Appropriate instructions must accompany your order.

7. Return the completed form to:  Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date.  (Postmark date is not accepted as receipt date.)  Forms received after due date will be returned for additional fees and penalties.  Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: : $125.00

LATE PENALTY: : $75.00

BUSINESS LICENSE FEE: $200.00

LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is  exempt from the business license fee. Exemption code:

NRS 76.020 Exemption Codes

NOTE:  If claiming an exemption, a notarized Declaration of Eligibility form must be attached.  Failure to attach the

001 - Governmental Entity

Declaration of Eligibility will result in rejection, which could result in late fees.

003 - Home-based Business

This corporation is a publicly traded corporation.  The Central Index Key number is:

005 -  Motion Picture Company

006 - NRS 680B.020 Insurance Co.

This publicly traded corporation is not required to have a Central Index Key number.

NAME

TITLE(S)

PRESIDENT(OR EQUIVALENT OF)

ADDRESS

CITY

STATE     ZIP  CODE

NAME

TITLE(S)

SECRETARY(OR EQUIVALENT OF)

ADDRESS

CITY

STATE     ZIP  CODE

NAME

TITLE(S)

TREASURER(OR EQUIVALENT OF)

ADDRESS

CITY

STATE     ZIP  CODE

NAME

TITLE(S)

DIRECTOR

ADDRESS

CITY

STATE     ZIP  CODE

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the NRS Chapter 76 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Title

Date

Signature of Officer

Nevada Secretary of State  Initial List Profit

Revised: 7-5-11

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ROSS MILLER

ATTACH FORM ONLY IF CLAIMING A

Secretary of State

STATE BUSINESS LICENSE EXEMPTION

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684 5708

Website:  www.nvsos.gov

*270101*

270101

Declaration of Eligibility for State

Business License Exemption

(This form must be notarized)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This form must accompany the List of Officers only if claiming exemption from the State Business License.  Please provide the information requested only for the exemption for which you claim eligibility.  Failure to provide the requested information or to notarize this document will result in a rejected filing, which could result in late fees.

Entity Name:

NV Business

I.D. Number:

001 - Governmental Entity

This entity is an incorporated or unincorporated agency or instrumentality of the United States government or any state government; a corporation wholly owned by the United States government; or county, city, district, or other political subdivision of a state.

002 - 501(c) Nonprofit Entity

This entity is qualified as a 501(c) Nonprofit Entity pursuant to Title 26 U.S.C. Section 501(c).  Please provide the

Internal Revenue Service (IRS) issued Federal Employer Identification Number (FEIN)

003 - Home-based Business

Are the business activities of your entity conducted solely from a personal residence in Nevada?

Yes

No

Please provide the residential address in Nevada from which business activities are conducted:

NV

Street

City

Zip

Is any part of the personal residence held open to the general public in furtherance of this business?

Yes

No

Is any other real property owned, leased, rented, or licensed for use in the furtherance of this business?

Yes

No

Please state the amount of net earnings for the preceding calendar year:  $

005 - Motion Picture Company

Is the primary purpose of this entity to create or produce motion pictures, as defined in NRS 231.020?

Yes

No

If yes to above question, does the creation or production of motion pictures occur in Nevada?

Yes

No

If so, please provide Nevada Film Office registration number:

006 - NRS 680B.020 Insurance Company

Are the activities of this entity regulated through a license or certificate of authority granted by the Division of Insurance pursuant to NRS Title 57?

Yes

No

If yes, provide license number

I declare under penalty of perjury, as a representative authorized by statute to file on behalf of the above named entity, that the declarations indicated above are true and correct.

X

Signature

Title

Date

State of

County of

Subscribed and sworn to before me the

20

by

(Print name of Submitter)

Notary Signature

Nevada Secretary of State Exemption Declaration

Revised:  7-18-11

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

VALMIE RESOURCES, INC., did on August 25, 2011, file in this office the original Articles of

Incorporation; that said  Articles of Incorporation are now on file and of record in the office of the

Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on August 26, 2011.

ROSS MILLER

Secretary of State

Certified By: Stephen Loff

Certificate Number: C20110826-0135

You may verify this certificate

online at http://www.nvsos.gov/

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